As filed with the Securities and Exchange Commission on July 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Acusphere, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	04-3208947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Acusphere, Inc.

500 Arsenal Street

Watertown, Massachusetts 02472

(617) 648-8800

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2005 Stock Option and Incentive Plan

(Full title of the plan)

Sherri C. Oberg

President and Chief Executive Officer

Acusphere, Inc.

500 Arsenal Street

Watertown, Massachusetts 02472

(Name and address of agent for service)

(617) 648-8800

(Telephone number, including area code, of agent for service)

Copies to:

Larry S. Wittenberg, Esq.
Michael H. Bison, Esq.
Goodwin Procter LLP
53 State Street
Boston, MA 02109
Telephone: (617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Amended and Restated 2005 Stock Option and Incentive Plan Common Stock (par value $0.01 per share)	5,000,000	$1.81	(3)	$9,025,000	(3)	$277.07

Totals:	5,000,000	$1.81		$9,025,000		$277.07

(1)                   In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares of Common Stock which become issuable upon exercise of options granted under the Company’s Amended and Restated 2005 Stock Option and Incentive Plan by reason of any future stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Acusphere, Inc.

(2)                   This registration statement relates 5,000,000 shares of Common Stock, $0.01 par value per share, reserved for issuance under the Company’s Amended and Restated 2005 Stock Option and Incentive Plan, as amended (the “2005 Plan”), which shares are in addition to 1,700,000 shares of Common Stock, $0.01 par value per share, previously registered pursuant to Registration Statements on Form S-8 (Registration No. 333-134178) and filed with the Securities and Exchange Commission. The current filing is being made to register the 5,000,000 shares which are issuable under the 2005 Plan.

(3)                   Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and 457(h), the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the registration fee shown has been computed based upon the average of the high and low sales price of the Company’s Common Stock on July 20, 2007, $1.81, as reported on the Nasdaq Global Market with respect to securities for which options have not been granted.

This Registration Statement registers additional securities of the same class as other securities for which registration statement filed on Form S-8 (SEC File No. 333-134178) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-134178) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Massachusetts on this 25th day of July, 2007.

ACUSPHERE, INC .

By:	/s/ Sherri C. Oberg
Sherri C. Oberg
President and Chief Executive Officer

We, the undersigned officers and directors of Acusphere, Inc., hereby severally constitute and appoint Sherri C. Oberg and Frederick W. Ahlholm and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us in our names and in the capacities indicated below, all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Acusphere, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as they might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Sherri C. Oberg	President and Chief Executive Officer and	July 25, 2007
Sherri C. Oberg	Director (Principal Executive Officer)

/s/ Frederick W. Ahlholm	Vice President, Finance	July 25, 2007
Frederick W. Ahlholm	(Principal Financial Officer)

/s/ Frank Baldino, Jr.	Director	July 25, 2007
Frank Baldino, Jr.

/s/ Garen Bohlin	Director	July 25, 2007
Garen Bohlin

/s/ Sandra Fenwick	Director	July 25, 2007
Sandra Fenwick

/s/ Martyn Greenacre	Director	July 25, 2007
Martyn Greenacre

/s/ Derek Lemke-von Ammon	Director	July 25, 2007
Derek Lemke-von Ammon

Exhibit Index

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)